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                                                                  EXHIBIT 99


           CENVEO CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            PAUL REILLY TO RESIGN

     REILLY AGREES TO REMAIN WITH COMPANY UNTIL NEW LEADERSHIP IS NAMED

ENGLEWOOD, Colo., January 7, 2005 -- Cenveo Inc. (NYSE: CVO), one of North America's leading providers of visual communications, today announced that Chairman, President and Chief Executive Officer Paul Reilly has informed the company of his intention to resign and, at the request of the Board of Directors, Mr. Reilly has agreed to remain in his current positions of President and Chief Executive Officer and assist the Board in its search for a successor president and chief executive officer. Although Mr. Reilly will no longer serve as Chairman of the Board of Directors, Mr. Reilly will continue as a director of Cenveo.

"Paul Reilly has made a tremendous contribution to Cenveo, first as our chief financial officer, then as our chief operating officer and ultimately as our chief executive officer," said lead director Martin J. Maloney, speaking on behalf of the Cenveo Board. "Because of his leadership, Cenveo is well-positioned for future growth and to achieve operating results consistent with being preeminent in the visual communications industry.

"We are committed to maintaining our high level of customer service and are pleased that Paul has agreed to stay on to ensure a smooth transition. We thank Paul for his 10 years of dedicated service to the company and wish him all the best."

"It has been an honor to work with the outstanding team at Cenveo," said Mr. Reilly. "I am proud of the team's accomplishments in transforming Cenveo to an integrated company that brings the benefits of its broad product line and broad geographical footprint to its customers. An effective strategic direction is in place for the next chief executive to further implement."

The Board of Directors has commenced a search for a new president and chief executive officer. In addition, the Board has appointed Susan O. Rheney as interim Chairman of the Board of Directors. Ms. Rheney was a principal at the Sterling Group, the investment firm that formed Mail-Well, Inc., Cenveo's predecessor, and was involved in the formation and initial operations of the company. Ms. Rheney served on the board from the company's formation until 1997 and rejoined the board in February, 2003. She is a member of Cenveo's audit committee and governance and nominating committee.

Under the terms of Mr. Reilly's separation, Cenveo expects to pay Mr. Reilly severance on substantially the terms provided in his employment contract.



ABOUT CENVEO

Cenveo, Inc., www.cenveo.com, is one of North America's leading providers of visual communications with one-stop services from design through fulfillment. The company is uniquely positioned to serve both direct customers through its commercial segment, and distributors and resellers of printed office products through its Quality Park resale segment. The company's broad portfolio of services and products include e-services, envelopes, offset and digital printing, labels and business documents. Cenveo currently has approximately 10,000 employees and more than 80 production locations plus five advanced fulfillment and distribution centers throughout North America. In early 2004, Cenveo was voted second place in the printing and publishing category as Fortune Magazine's Most Admired Companies and ranked number five of the Russell 3000 companies on Corporate Governance Quotients by Institutional Shareholder Services. The company is headquartered in Englewood, Colorado.

Certain statements in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are subject to risks and uncertainties that could cause the Cenveo's actual operating results to differ materially. Such risks and uncertainties include the ability to execute strategic initiatives, economic conditions, product demand and sales, ability to obtain assumed productivity and cost savings, interest rates, foreign currency exchange rates, paper and raw material costs and the ability to pass them through to customers, waste paper prices, postage rates, union relations, competition, and competitors' actions, availability of financing, and changes in the direct mail industry. Cenveo's report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2004 discusses some of the important factors that could cause Cenveo's actual results to differ materially from those expressed or implied in these forward-looking statements. Cenveo expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Mike Pascale or Patrick Linehan
The Abernathy MacGregor Group
212-371-5999
mmp@abmac.com     pll@abmac.com
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